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                                                                    EXHIBIT 99.1


                           SUPPPLEMENTAL INFORMATION

     The following is supplemental information regarding MeriStar Hotels & Resorts, Inc.


                   UNAUDITED PRO FORMA FINANCIAL STATEMENTS

     The following unaudited pro forma quarterly statements of operations show adjustments to the results of our operations (excluding non-recurring items) for the quarters ended March 31, 2000, June 30, 2000, September 30, 2000 and December 31, 2000 from changes to the federal tax laws relating to real estate investment trusts, which are commonly known as the REIT Modernization Act, or the RMA.

     The following statements reflect the assignment of all hotel leases between MeriStar Hospitality Corporation and us to a taxable subsidiary of MeriStar Hospitality. In addition, we have executed management contracts between that subsidiary and us in accordance with the changes to the federal tax laws that were effective as of January 1, 2001. As a result of these activities, all of our net operating assets and liabilities associated with the hotels formerly leased from MeriStar Hospitality were transferred to the taxable subsidiary of MeriStar Hospitality. Also, as a result of these actions, the net revenues from the transferred assets and the expenses associated with those revenues were eliminated and replaced with management fee income and expenses associated with that income.

     The unaudited pro forma quarterly statements of operations are not necessarily indicative of what our future financial position or results of operations actually would have been if the RMA had been enacted at the beginning of the periods presented. Additionally, the unaudited pro forma quarterly statements of operations do not purport to project our results of operations at any future date or for any future period. The unaudited pro forma quarterly statements of operations should be read in conjunction with our historical consolidated financial statements and related notes.
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                        MeriStar Hotels & Resorts, Inc.
                  Unaudited Pro Forma Statement of Operations(1)
                 For the Twelve Months Ended December 31, 2000
               (dollars in thousands, except per share amounts)


                                         Three Months     Three Months      Three Months        Three Months       Twelve Months
                                            Ended            Ended              Ended               Ended              Ended
                                        March 31, 2000   June 30, 2000   September 30, 2000   December 31, 2000   December 31, 2000
                                          As Adjusted     As Adjusted        As Adjusted         As Adjusted         As Adjusted
                                        --------------   -------------   ------------------   -----------------   -----------------
Revenue
      Rooms                                    $36,849        $39,803               $38,218             $32,427            $147,297
      Corporate Housing                              -          9,392                29,369              26,111              64,872
      Food and beverage                          3,084          3,442                 3,344               3,753              13,623
      Other operating departments                2,178          2,411                 1,877               1,665               8,131
      Management and other fees                 11,243         12,112                13,219               9,447              46,021
                                        --------------   -------------   ------------------   -----------------   -----------------
Total revenue                                   53,354         67,160                86,027              73,403             279,944
                                        --------------   -------------   ------------------   -----------------   -----------------

Operating expenses by department:
      Rooms                                      8,724          8,683                 9,149               7,849              34,405
      Corporate Housing                            -            6,037                18,744              18,046              42,827
      Food and beverage                          2,472          2,596                 2,506               2,255               9,829
      Other operating departments                1,133          1,296                 1,123               1,317               4,869
Undistributed operating expenses:
      Administrative and general                14,503         15,212                18,719              17,567              66,001
      Property operating costs                   8,512          8,434                 8,856               5,541              31,343
      Participating lease expense               14,542         18,067                17,261              16,930              66,800
      Depreciation and amortization              1,643          2,119                 2,778               2,930               9,470
                                        --------------   -------------   ------------------   -----------------   -----------------
Total operating expenses                        51,529         62,444                79,136              72,435             265,544
                                        --------------   -------------   ------------------   -----------------   -----------------

Net operating income                             1,825          4,716                 6,891                 968              14,400
                                        --------------   -------------   ------------------   -----------------   -----------------

Interest expense, net                            1,191          1,353                 1,986               1,871               6,401
                                        --------------   -------------   ------------------   -----------------   -----------------

Income before minority interests and
 income taxes                                      634          3,363                 4,905                (903)              7,999
                                        --------------   -------------   ------------------   -----------------   -----------------

Minority interests                                  42            221                   322                 (59)                526
Income taxes                                       235          1,248                 1,819                (335)              2,967
                                        --------------   -------------   ------------------   -----------------   -----------------
Net income                                     $   357        $ 1,894               $ 2,764             $  (509)           $  4,506
                                        ==============   =============   ==================   =================   =================

Weighted average number of diluted
 shares of common stock outstanding             35,505         33,605                39,237              35,950              34,148
                                        ==============   =============   ==================   =================   =================

Net income per diluted common share
 excluding non-recurring items                 $  0.01        $  0.06               $  0.08             $ (0.01)           $   0.13
                                        ==============   =============   ==================   =================   =================



(1) Excludes the effect of EITF 98-9.